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                                                                    EXHIBIT 99.1

CONTACTS:  Kevin S. Royal                    Robin S. Yim
           Vice President and Chief          Vice President, Treasurer
             Financial Officer
           Novellus Systems, Inc.            Novellus Systems, Inc.
           Phone: (408) 943-9700             Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

              NOVELLUS SYSTEMS REPORTS FIRST QUARTER 2004 RESULTS

SAN JOSE, Calif., April 12, 2004 -- Novellus Systems, Inc. (Nasdaq NM: NVLS) today reported the results of operations for its first quarter ended March 27, 2004. First quarter 2004 net sales were $262.9 million, up 16.0 percent from $226.5 million in the previous quarter, and up 10.3 percent from first quarter 2003 net sales of $238.4 million. The net income for the quarter was $16.7 million, or $0.11 per diluted share, compared with fourth quarter 2003 net income of $10.5 million, or $0.07 per diluted share, and first quarter 2003 net income of $11.9 million, or $0.08 per diluted share.

The first quarter 2004 results include a $2.5 million pre-tax litigation settlement. Without this charge, the first quarter 2004 net income would have been $18.5 million, or $0.12 per diluted share. The first and fourth quarter 2003 results did not include any unusual charges or benefits.

Shipments for the first quarter 2004 were $311.0 million, up $82.9 million, or
36.3 percent, from $228.1 million reported in the prior quarter. Deferred revenue at the end of the first quarter was $153.2 million, an increase of $48.1 million, or 45.8 percent, from $105.1 million at the end of the fourth quarter.

The financial measures set forth above, which present net income excluding an unusual charge and revenue on a shipment basis, are not in accordance with Accounting Principles Generally Accepted in the United States of America
(GAAP). The Company believes that these non-GAAP financial measures provide further insight into the results of ongoing operations and enhance the comparability of those results to results in prior periods because they assist shareholder understanding


                                     -MORE-

NOVELLUS SYSTEMS REPORTS FIRST QUARTER 2004 RESULTS
PAGE 2 OF 2


of the effect of an unusual charge on the quarter's results and allow comparability to the more traditional shipment method of revenue recognition.

Cash, cash equivalents and short-term investments as of March 27, 2004 were $1,032.7 million, an increase of $30.6 million, or 3.1 percent, from the fourth quarter 2003 ending balance of $1,002.1 million.

"We experienced another strong quarter in operating results and bookings, as our success in 300 mm continues to propel our business," said Richard S. Hill, chairman and chief executive officer of Novellus Systems, Inc. "We have invested in a new and differentiated atomic layer deposition (ALD) technology targeted at copper barrier applications at the 45 nanometer node and beyond. The acquisition of Angstron provides a key technology that will enable our continued growth in this nanoelectronics era," said Hill.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

The statements regarding (i) Novellus' success in 300 mm propelling its business, and (ii) the key role of the Angstron technology in enabling Novellus to continue its growth in nanoelectronics, as well as other matters discussed in this news release that do not concern purely historical data, are forward-looking statements. The forward-looking statements involve risks and uncertainties, including, but not limited to, a reversal or slowing in the rate of capital investment by semiconductor manufacturers in 300 mm technology, the failure of Angstron's technology to complement or broaden Novellus' current technology, and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission (SEC). Actual results could differ materially. We assume no obligation to update this information. For more details relating to risks and uncertainties that could cause actual results to differ from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2003.

ABOUT NOVELLUS:

Novellus Systems, Inc., an S&P 500 company, manufactures, markets and services advanced deposition, surface preparation and chemical mechanical planarization equipment for today's advanced integrated circuits. Our products are designed for high-volume production of advanced, leading-edge semiconductor devices at the lowest possible cost. Headquartered in San Jose, Calif., with subsidiaries throughout the United States, as well as in the United Kingdom, France, Germany, the Netherlands, Ireland, Italy, Israel, India, China, Japan, Korea, Malaysia, Singapore and Taiwan, we are a publicly traded company on the Nasdaq stock exchange (Nasdaq: NVLS) and a component of the Nasdaq-100 Index(R). Additional information about Novellus is available on our home page at www.novellus.com

                             NOVELLUS SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)             THREE MONTHS ENDED
                                                     ------------------
(Unaudited)                                MARCH 27      DECEMBER 31     MARCH 29
                                             2004           2003           2003
                                             ----           ----           ----
Net sales                                  $262,862       $226,511       $238,410
Cost of sales                               138,257        120,424        128,596
                                           --------       --------       --------
  Gross profit                              124,605        106,087        109,814
  %                                            47.4%          46.8%          46.1%

Operating expenses:
  Selling, general and administrative        42,403         38,422         42,631
  Research and development                   58,957         54,064         57,006
  Legal settlement                            2,500             --             --
                                           --------       --------       --------
Total operating expenses                    103,860         92,486         99,637
  %                                            39.5%          40.8%          41.8%

Income from operations                       20,745         13,601         10,177
  %                                             7.9%           6.0%           4.3%

Other income, net                             2,749          2,356          5,652
                                           --------       --------       --------
Income before income taxes                   23,494         15,957         15,829
Provision for income taxes                    6,813          5,505          3,957
                                           --------       --------       --------
Net income                                 $ 16,681       $ 10,452       $ 11,872
                                           ========       ========       ========
Net income per share:
  Basic net income per share               $   0.11       $   0.07       $   0.08
                                           ========       ========       ========
  Diluted net income per share             $   0.11       $   0.07       $   0.08
                                           ========       ========       ========
Shares used in basic per share
  calculation                               152,911        152,057        149,434
                                           ========       ========       ========
Shares used in diluted per share
  calculation                               156,100        156,580        152,229
                                           ========       ========       ========

                             NOVELLUS SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (EXCLUDING CERTAIN UNUSUAL CHARGES AND BENEFITS) (1)

                                                            THREE MONTHS ENDED
(In thousands, except per share amounts)         ---------------------------------------
(Unaudited)                                       MARCH 27      DECEMBER 31     MARCH 29
                                                    2004           2003           2003
Net sales                                         $262,862       $226,511       $238,410
Cost of sales                                      138,257        120,424        128,596
                                                  --------       --------       --------
  Gross profit                                     124,605        106,087        109,814
  %                                                   47.4%          46.8%          46.1%

Operating expenses:
  Selling, general and administrative               42,403         38,422         42,631
  Research and development                          58,957         54,064         57,006
                                                  --------       --------       --------
Total operating expenses                           101,360         92,486         99,637
  %                                                   38.6%          40.8%          41.8%

Income from operations                              23,245         13,601         10,177
  %                                                    8.8%           6.0%           4.3%

Other income, net                                    2,749          2,356          5,652
                                                  --------       --------       --------
Income before income taxes                          25,994         15,957         15,829
Provision for income taxes                           7,538          5,505          3,957
                                                  --------       --------       --------
Net income                                        $ 18,456       $ 10,452       $ 11,872
                                                  ========       ========       ========

Net income per share:
  Basic net income per share                      $   0.12       $   0.07       $   0.08
                                                  ========       ========       ========
  Diluted net income per share                    $   0.12       $   0.07       $   0.08
                                                  ========       ========       ========

Shares used in basic per share calculation         152,911        152,057        149,434
                                                  ========       ========       ========
Shares used in diluted per share calculation       156,100        156,580        152,229
                                                  ========       ========       ========

A reconciliation of our net income excluding certain unusual charges to our net income under accounting principles generally accepted in the United States of America is presented below:

NET INCOME EXCLUDING UNUSUAL CHARGES
  AND BENEFITS                                    $ 18,456       $ 10,452       $ 11,872

UNUSUAL (CHARGES) AND BENEFITS:

  Legal settlement                                  (2,500)            --             --
  Adjustment on provision for
    income taxes                                       725             --             --
                                                  --------       --------       --------
NET INCOME                                        $ 16,681       $ 10,452       $ 11,872
                                                  ========       ========       ========

(1) The condensed consolidated statements of operations (excluding certain unusual charges) are intended to present our operating results, excluding certain unusual charges, benefits and related adjustments on provisions for income taxes. These condensed consolidated statements of operations are not in accordance with or an alternative for accounting principles generally accepted in the United States of America and may be different from similar measures presented by other companies.

                             NOVELLUS SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)                                    MARCH 27      DECEMBER 31
                                                    2004           2003
                                                (Unaudited)         *
                    ASSETS
CURRENT ASSETS:
  Cash and short-term investments               $1,032,737      $1,002,132
  Accounts receivable, net                         285,981         231,760
  Inventories                                      213,409         199,100
  Deferred taxes and other current assets          150,818         138,996
                                                ----------      ----------
    Total current assets                         1,682,945       1,571,988

Property and equipment, net                        492,481         506,567
Goodwill                                           173,267         173,267
Intangible and other assets                         87,983          87,078
                                                ----------      ----------

TOTAL ASSETS                                    $2,436,676      $2,338,900
                                                ==========      ==========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities      $  195,473      $  150,945
  Deferred profit                                   63,974          46,821
  Income taxes payable                              20,047          10,293
  Short-term obligations                            21,669          13,023
                                                ----------      ----------
    Total current liabilities                      301,163         221,082

  Other liabilities                                 46,063          45,958
                                                ----------      ----------
  Total liabilities                                347,226         267,040
                                                ----------      ----------
SHAREHOLDERS' EQUITY:
  Common stock                                   1,575,753       1,565,926
  Retained earnings and accumulated other
    comprehensive income                           513,697         505,934
                                                ----------      ----------
      Total shareholders' equity                 2,089,450       2,071,860
                                                ----------      ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $2,436,676      $2,338,900
                                                ==========      ==========

* The December 31, 2003 condensed consolidated balance sheet was derived from our audited consolidated financial statements.